EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT to the Credit Agreement referred to below, dated as of October 1, 2019 (this “First Amendment”), by and among EAGLE BULK ULTRACO LLC, a Marshall Islands limited liability company, as Borrower (the “Borrower”), the Initial Guarantors, the Parent, the Additional Guarantors, including SYDNEY EAGLE LLC, COPENHAGEN EAGLE LLC and DUBLIN EAGLE LLC, each a Marshall Islands limited liability company (collectively, the “Additional Guarantors” and each an “Additional Guarantor”), as joint and several guarantors, the Lenders party hereto, ABN AMRO Capital USA LLC, as Facility Agent (in such capacity, the “Facility Agent”) and ABN AMRO Capital USA LLC as Security Trustee (in such capacity, the “Security Trustee”). Capitalized terms used herein but not otherwise defined in this First Amendment have the same meanings as specified in the Credit Agreement referenced below, as amended by this First Amendment.
RECITALS
WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Swap Banks from time to time party thereto, the Facility Agent, the Security Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of January 25, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.21 of the Credit Agreement as amended by this First Amendment, the Borrower hereby requests (and this First Amendment hereby constitutes a written notice to the Facility Agent pursuant to such Section 2.21 requesting) the Incremental Lenders to make available Incremental Commitments pursuant to the first of up to two (2) increases in the Term Facility Commitments to finance the acquisition by the Additional Guarantors of the Additional Young Vessels described in Annex I attached hereto, and to make Loans to the Borrower in up to two (2) Borrowings during the First Incremental Commitment Availability Period (as defined below) in an aggregate principal amount equal to the lesser of (i) $34,320,000 and (ii) the sum of (x) 50% of the aggregate Fair Market Value of any Additional Vessels to be financed by such Incremental Commitments plus (y) 55% of the aggregate Fair Market Value of any Additional Young Vessels to be financed by such Incremental Commitments, and in any case in a maximum borrowed amount of $11,440,000 per Additional Young Vessel financed by the relevant Borrowing, and the Facility Agent, the Security Trustee, the Borrower, the Guarantors, the Lenders and each Incremental Lender have agreed, subject to the terms and conditions hereinafter set forth, to provide for such Incremental Commitments, which will be added to, and constitute part of, the Commitments and the Total Commitments; and
WHEREAS, the Borrower, the Guarantors, the Lenders, the Incremental Lenders, the Facility Agent and the Security Trustee have agreed to amend the Credit Agreement as hereinafter set forth to provide for such Incremental Commitments;
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.
Amendments to Credit Agreement. The Credit Agreement is, effective as of the First Amendment Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 4 below, hereby amended as follows:

(a)    Definitions. Section 1.01 of the Credit Agreement is hereby amended by:
(i)    adding the following new definitions thereto in the proper alphabetical order:
“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of October 1, 2019, among the Borrower, the Guarantors, the Facility Agent, the Security Trustee and the Lenders party thereto.
“First Incremental Borrowing” means a Borrowing consisting of a Loan made pursuant to the First Incremental Commitments.
“First Incremental Commitments” means Incremental Commitments made pursuant to this First Amendment.
“First Incremental Commitment Availability Period” means the period from and including the First Amendment Effective Date to but excluding the First Incremental Commitment Termination Date.
“First Incremental Commitment Termination Date” means December 31, 2019 or such later date as may be agreed between the Borrower, the Facility Agent and the Incremental Lenders (except that, if such date is not a Business Day, the First Incremental Commitment Termination Date shall be the next preceding Business Day).
“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in Applicable Law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.
“Recognized Organization” means, in respect of a Vessel an organization representing that Vessel’s Approved Flag and, for the purposes of this definition, duly authorized to determine whether the Upstream Guarantor owning such Vessel has complied with regulation 22A of Annex Vl.
“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.
(ii)    amending and restating the following definitions thereto:
“Commitment” means a Revolving Facility Commitment, a Term Facility Commitment or a First Incremental Commitment, as applicable.
“Commitment Termination Dates” means each of the Term Facility Commitment Termination Date, the Revolving Facility Commitment Termination Date and the First Incremental Commitment Termination Date.
“Working Capital” means current assets less current liabilities which would be included as current assets (not including intangible assets) and current liabilities (not including (i) Indebtedness under the Loan Documents, (ii) intangible liabilities and (iii) the current portion of operating lease liabilities), in a consolidated balance sheet of the Parent in accordance with GAAP drawn up at such time (in any case, however, excluding the Restricted Subsidiary).
(iii)    deleting paragraph (b) of the definition of “Cash Equivalents” and replacing it with the following:
“investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof in each case with ABN AMRO Bank N.V., any U.S. domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or any foreign bank organized in Austria, Denmark, Finland, Germany, Greece, Italy, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, France, Netherlands, Canada, Japan, Singapore or any U.S. branch or agency of any of the foregoing, in each case with commercial paper rated, on the day of such investment, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s;” and
(iv)    inserting, in the definition of “Term Facility Borrowing”, the phrase “(except as otherwise expressly permitted under Section 2.21(a))” immediately following the phrase “in the aggregate not to exceed”.
(b)    Section 2.06(b) of the Credit Agreement is amended by inserting the words “Term Facility” before the word “Borrowings” where the word “Borrowings” appears in lines two and four thereof.
(c)    Paragraph (d) of Section 2.06 of the Credit Agreement is renumbered to paragraph (e), and a new paragraph (d) is inserted in proper alphanumeric order as follows:
“(d) First Incremental Borrowings. The Borrower shall repay the aggregate principal amount of the First Incremental Borrowings in (i) sixteen (16) consecutive quarterly principal repayment installments of an amount equal to $765,000 (subject to pro-rata reduction if the total amount of the First Incremental Borrowings is less than $34,320,000) beginning on January 29, 2020 and occurring every ninety (90) days thereafter and (ii) a final balloon payment on the Maturity Date in an amount equal to the aggregate principal amount of the First Incremental Borrowings outstanding on the Maturity Date.”
(d)    Section 2.21(a) of the Credit Agreement is amended and restated as follows:
“(a) Request for Increase. The Borrower may, by notice to the Facility Agent (who shall promptly notify the Lenders), request up to two (2) increases in the Term Facility Commitments, each of which increases may be drawn in up to two (2) Borrowings, to finance the acquisition of one or more vessels owned by one or more Additional Guarantors (each such increase, an “Incremental Commitment”); provided that (I) the first Incremental Commitment shall be in an aggregate amount not exceeding an amount equal to the lesser of (i) $34,320,000 and (ii) the sum of (x) 50% of the aggregate Fair Market Value of any Additional Vessels to be financed by the first Incremental Commitment plus (y) 55% of the aggregate Fair Market Value of any Additional Young Vessels to be financed by the first Incremental Commitment, and in any case in a maximum borrowed amount of $11,440,000 per Additional Young Vessel financed by the relevant Borrowing, and that (II) the second Incremental Commitment shall be in an aggregate amount not exceeding an amount equal to the lesser of (i) $60,000,000 and (ii) the sum of (x) 50% of the aggregate Fair Market Value of any Additional Vessels to be financed by the second Incremental Commitment plus (y) 55% of the aggregate Fair Market Value of any Additional Young Vessels to be financed by the second Incremental Commitment; provided further that (A) any such Incremental Commitments shall be uncommitted by the Lenders and subject to the approval of each Lender that agrees to provide an Incremental Commitment, (B) any such request for an increase shall be subject to (x) the prior written consent of the Incremental Lenders and (y) the entry into by the Borrower and the other Security Parties of documentation amending and/or supplementing this Agreement and the other Loan Documents as the Facility Agent may reasonably require, (C) Section 2.06 and Schedule VII shall be supplemented to provide for repayment of the relevant Incremental Commitments on an approximate fifteen-year age-adjusted profile to 0 based on the average age (calculated based on the year and month of delivery) of the Additional Vessels and Additional Young Vessels being financed, (D) all Additional Vessels and Additional Young Vessels and related tangible and intangible property shall be pledged as Collateral to secure the Facility (as increased by the relevant Incremental Commitments), (E) proposed Incremental Commitments shall be offered as a right of first refusal to the Lenders on a pro-rata basis, and (F) any such requests for Incremental Commitments may not be made on or after the date which is eighteen (18) months after the Closing Date.”
(e)    Section 5.03 of the Credit Agreement is amended and restated as follows:
“5.03 Vessel Valuations. The Borrower, at its own expense, shall procure at least two written appraisal reports, to be made by an Approved Broker (i) each calendar year, dated no earlier than 30 days prior to its delivery to the Facility Agent, and (ii) during the occurrence and continuation of an Event of Default at such frequency as the Facility Agent requests, in each case indicating the Fair Market Value of: (a) all Vessels subject to a Vessel Mortgage, thirty (30) days after the end of the second and fourth fiscal quarters of each fiscal year; (b) each Delivered Vessel on or before the giving of the first Borrowing Request; and (c) all Vessels on or before the date on which the Borrower elects to increase the Commitments pursuant to Section 2.21(a); provided that, for the avoidance of doubt, the Facility Agent at all times may obtain additional such written appraisal reports at its own cost.”
(f)    A new Section 5.37 shall be added to the Credit Agreement, sequentially after Section 5.36, as follows:
“5.37 Poseidon Principles. Each Upstream Guarantor shall, upon the request of any Lender and at the cost of such Upstream Guarantor, on or before 31st July in each calendar year, supply or procure the supply to the Facility Agent of all information necessary in order for any such Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Vessel owned by such Upstream Guarantor for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of such Vessel without the prior written consent of the Upstream Guarantor owning such Vessel. For the avoidance of doubt, such information shall be “Information” for the purposes of Section 11.12 (Treatment of Certain Information; Confidentiality) but such Upstream Guarantor acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment.”
(g)    Section 6.04 of the Credit Agreement is amended by adding the following sentence at the end of the section:
“Notwithstanding anything to the contrary in this Section 6.04, and for the avoidance of doubt, nothing in this Section 6.04, shall limit the ability of the Parent to issue any debt that is convertible into the Parent’s common stock, perform its obligation thereunder, including the payment of interest, of principal or of any amount due upon conversion (whether in cash, shares of the Parent’s common stock, or combination thereof), or repurchase such debt as required under the terms thereof, and nothing in the aforementioned shall be deemed to be a breach of the terms of this Section 6.04.”

SECTION 2.	First Incremental Commitments.
(a)    Each Incremental Lender, subject to the occurrence of the First Amendment Effective Date and upon satisfaction of the applicable conditions set forth in Section 5, hereby severally agrees to make Loans to the Borrower in up to two (2) Borrowings on a Business Day during the First Incremental Commitment Availability Period in an aggregate principal amount not to exceed such Incremental Lender’s First Incremental Commitments as set forth opposite its name on Annex II attached hereto.
(b)    The Incremental Lenders, the Lenders, the Facility Agent, the Security Trustee, the Borrower and the Guarantors agree that this First Amendment effects the provisions of Section 2.21 of the Credit Agreement as amended by this First Amendment with respect to the first of up to two (2) Incremental Commitments and shall constitute a Joinder Agreement pursuant to and in accordance with Section 2.21 of the Credit Agreement as amended by this First Amendment.
(c)    Upon the incurrence of a Loan pursuant to this First Amendment, such Loan shall be subject to the interest rates (including the Margin and the Commitment Fee) and terms, repayment, voluntary prepayment terms and mandatory prepayment terms applicable to the Loans as set forth in the Credit Agreement.
(d)    On (and subject to the occurrence of) the First Amendment Effective Date, each Incremental Lender party hereto to the extent provided in this First Amendment and the Credit Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Loan Documents.
(e)    The Borrower and each Guarantor acknowledges and agrees that (i) the Borrower shall be liable for all Obligations with respect to all Loans made to the Borrower pursuant to this First Amendment and (ii) all such Obligations (including all such Loans pursuant to this First Amendment) shall constitute Guaranteed Obligations and shall be entitled to the benefits of the Security Documents and the Guarantees.
(f)    The First Incremental Commitment of each Incremental Lender shall automatically terminate upon the earlier of (i) the making of the Loans pursuant to this First Amendment on the First Amendment Effective Date if the Loans relating to all of the Additional Young Vessels are drawn in a single Borrowing, (ii) the making of Loans pursuant to this First Amendment on the date of the second Borrowing permitted under this First Amendment if the Loans relating to the Additional Young Vessels are drawn in two (2) Borrowings or (iii) the First Incremental Commitment Termination Date.
(g)    The proceeds of the Loans pursuant to this First Amendment shall be used by the Borrower solely for the purposes set forth in the second recital of this First Amendment and any amounts repaid, prepaid or cancelled may not be reborrowed.

SECTION 3.
Representations and Warranties. In order to induce the Incremental Lenders party hereto to enter into this First Amendment, to make the Loans pursuant hereto and to amend the Credit Agreement in the manner provided herein, each Security Party hereby represents and warrants that:

(a)    the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date).
(b)    both before and after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing; and
(c)    this First Amendment has been duly authorized, executed and delivered by each Security Party party hereto and each of this First Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation, enforceable against each Security Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.
Conditions of Effectiveness. The effectiveness of this First Amendment (including the amendments contained in Section 1 hereof and agreements contained in Section 2 hereof) are subject to the satisfaction of the following conditions (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a)    this First Amendment shall have been duly executed by the Borrower, each Guarantor, the Lenders, the Incremental Lenders, the Facility Agent and the Security Trustee (which may include a copy transmitted by facsimile or PDF or other electronic method), and delivered to the Facility Agent;
(b)    a duly executed original of a Guarantor Accession Agreement made among the Additional Guarantors and the Facility Agent;
(c)    the Facility Agent shall have received (i) a certificate of an officer or an officer of the sole member, as the case may be, of each Security Party dated the First Amendment Effective Date, certifying (A) either (i) that attached thereto is a true and complete copy of each Organizational Document of such Security Party, or (ii) that the copies of such Security Party’s Organizational Documents as previously certified and delivered to the Facility Agent on the Closing Date (or, if later, the date of joinder of such Security Party as a Guarantor under the Loan Documents) remain in full force and effect on the First Amendment Effective Date, without modification or amendment since such prior date of certification and delivery, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or sole member of such Security Party authorizing the execution, delivery and performance of this First Amendment and the other Loan Documents (including, if applicable, as amended by this First Amendment) to which such Security Party is a party and, in the case of the Borrower, the borrowing of the Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer, director and attorney-in-fact authorized to execute this First Amendment and any Loan Document or any other document delivered in connection herewith or therewith on behalf of such Security Party, (ii) a certificate as to the goodstanding of each Security Party as of a date reasonably near to the First Amendment Effective Date certifying that each Security Party is duly formed and in goodstanding under the laws of its jurisdiction of incorporation and (iii) an original or certified copy power of attorney under which any Loan Document is executed on behalf of a Security Party;
(d)    the Facility Agent shall have received copies of all consents which a Security Party requires to enter into, or make any payment under, any Loan Document, each certified as of a date reasonably near the First Amendment Effective Date by an authorized person of such party as being a true and correct copy thereof, or certification by such authorized person that no such consents are required;
(e)    the Facility Agent shall have received such documentation and other evidence as is reasonably requested by the Facility Agent or a Lender in order for each to carry out and be satisfied with the results of all necessary “know your customer” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Loan Documents, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Facility Agent and each of the Lenders to identify each Security Party in accordance with the requirements of the PATRIOT Act;
(f)    two valuations, each dated no more than thirty (30) days prior to the First Amendment Effective Date, addressed to the Facility Agent (at the expense of the Borrower) by an Approved Broker indicating the Fair Market Value of each of the Delivered Vessels, and each of the Additional Young Vessels to be financed by the Incremental Commitment;
(g)    the Facility Agent shall have received in form approved by the Facility Agent an amendment to each Vessel Mortgage duly executed by the owner of the relevant Vessel reflecting this First Amendment, and evidence that such amendment has been duly recorded in accordance with the Laws of the Approved Flag;
(h)    a copy of the memorandum of agreement (together with all amendments and addenda thereto) for each Additional Young Vessel duly executed by the relevant Additional Guarantor who will be the owner thereof, and the relevant seller, together with evidence of any address or similar commission arrangements, all of which shall be of terms acceptable to the Facility Agent (certified by an officer of the Borrower or such Additional Guarantor to be a true, correct and complete copy thereof);
(i)    evidence that each Additional Guarantor who will be the owner of an Additional Young Vessel has duly opened an Operating Account and has delivered to the Facility Agent all resolutions, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of such accounts with the Account Bank;
(j)    a duly executed original of (i) an amendment to the Membership Interest Pledge and (ii) an Account Pledge with respect to each Additional Guarantor who will be the owner of an Additional Young Vessel, and of any documents required to be delivered thereunder;
(k)    on or prior to the First Amendment Effective Date, the Borrower shall have paid to the Facility Agent for the account of each Incremental Lender with First Incremental Commitments a fee equal to 1% of the aggregate amount of such Incremental Lender’s Commitments in effect on the First Amendment Effective Date;
(l)    the Borrower shall have paid all costs, fees, expenses and other amounts due and payable pursuant to the Loan Documents and in connection with this First Amendment;
(m)    the Facility Agent shall have received such legal opinions and other documents reasonably requested by the Facility Agent in connection with this First Amendment; and
(n)    (i) all representations and warranties set forth in Section 3 of this First Amendment shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date) and (ii) no Default shall have occurred and be continuing or would occur after giving effect to the Incremental Commitments or to the incurrence of the Loans pursuant to this First Amendment and the application of the proceeds therefrom.

SECTION 5.
Conditions Precedent to Each Borrowing of First Incremental Commitments. The obligation of each Incremental Lender to make each Loan under this First Amendment is subject to the following conditions precedent having been satisfied (or waived in writing by the Facility Agent with the written consent of the Required Lenders) on or prior to the date of the relevant Borrowing:

(a)    the Facility Agent shall have received a Borrowing Request in respect of all or part of the Loans under this First Amendment by no later than the applicable time required pursuant to Section 2.03 of the Credit Agreement (or such shorter period as may be agreed by the Facility Agent);
(b)    the Facility Agent shall have received a certificate of an officer of the Borrower (for itself and as sole member of each Upstream Guarantor, as the case may be) and of the Parent certifying that no Default shall have occurred and be continuing;
(c)    the Facility Agent shall have received on or before such Borrowing, a certificate of an officer of the Borrower (for itself and as sole member of each Upstream Guarantor) and of the Parent, in form and substance reasonably satisfactory to the Facility Agent, dated as of the relevant Borrowing (the statements made in such certificate shall be true on and as of the date of such Borrowing), certifying copies of the resolutions of the Borrower as sole member of each Upstream Guarantor approving each Loan Document and each other document contemplated thereby to which any Obligor is or is to be a party, and certifying that each of the statements and confirmations made in the certificate(s) delivered pursuant to Section 4(c) remain true, complete and up-to-date, in full force and effect, and have not been amended, modified, suspended or revoked (other than with respect to the transfer of the sole membership of each Upstream Guarantor to the Borrower);
(d)    the Facility Agent shall have received on or before such Borrowing, a certificate of an officer of the Borrower (for itself and as sole member of each Upstream Guarantor) and of the Parent, in form and substance reasonably satisfactory to the Facility Agent, dated as of the relevant Borrowing (the statements made in such certificate shall be true on and as of the date of such Borrowing), certifying that each document it is required to provide in connection with such Borrowing is in full force and effect as at the date of such Borrowing;
(e)    the Facility Agent shall have received on or before such Borrowing, a copy of a certificate of goodstanding of each Obligor dated as of a date reasonably near the date of such Borrowing, certifying that such Obligor is duly formed and in good standing under the laws of its jurisdiction of formation;
(f)    the Facility Agent shall have received, on behalf of itself and the other Finance Parties, a favorable written opinion of (i) Reed Smith LLP, counsel for the Security Parties, and (ii) any other legal advisors on matters of the law of such jurisdiction as the Facility Agent may require, in each case (A) dated the First Amendment Effective Date (or such other date agreed by the Facility Agent), (B) addressed to the Facility Agent and the other Finance Parties and (C) covering customary matters for incremental loan facilities relating to this First Amendment and the other Loan Documents delivered in connection with this First Amendment as the Facility Agent shall reasonably request;
(g)    the Borrower shall have paid all costs, fees, expenses and other amounts due and payable pursuant to the Loan Documents and in connection with this First Amendment;
(h)    upon the request of any Incremental Lender made through the Facility Agent, a promissory note executed and delivered to the order of such Incremental Lender in the form of Exhibit L attached to the Credit Agreement, or any other form approved by the Facility Agent;
(i)    the conditions precedent set forth in Section 4.02 and 4.03 of the Credit Agreement shall have been satisfied (or waived in writing by the Facility Agent with the consent of the Incremental Lenders);
(j)    two valuations each dated no more than thirty (30) days prior to the date of the relevant Borrowing, addressed to the Facility Agent (at the expense of the Borrower) by an Approved Broker indicating the Fair Market Value each Additional Young Vessel to be financed by the relevant Borrowing;
(k)    evidence that, if the tests set out in Article VII or Section 5.04 of the Credit Agreement were applied immediately following the making of the relevant Borrowing, the Borrower would not be obliged to provide additional security or repay part of the Borrowings as therein provided (determined on the basis of the most recent valuation for each Vessel delivered pursuant to Section 5.03 of the Credit Agreement); and
(l)    (i) all representations and warranties set forth in Section 3 of this First Amendment shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date) and (ii) no Default shall have occurred and be continuing or would occur after giving effect to the incurrence of the Loans pursuant to this First Amendment and the application of the proceeds therefrom.

SECTION 6.	Effects on Loan Documents.
(a)    Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)    The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Facility Agent or the Security Trustee under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Facility Agent or the Security Trustee under the Loan Documents.
(c)    (i) Each Security Party acknowledges and agrees that, on and after the First Amendment Effective Date, this First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement (as amended by this First Amendment) and (ii) each Security Party hereby (A) agrees that all Obligations shall be guaranteed pursuant to the Guarantees set forth in Article VIII of the Credit Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents in accordance with the terms and provisions thereof, and that, notwithstanding the effectiveness of this First Amendment, on and after the First Amendment Effective Date, the Guarantees and the Liens created pursuant to the Security Documents for the benefit of the Finance Parties continue to be in full force and effect on a continuous basis and (B) affirms, acknowledges and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this First Amendment, all as provided in such Loan Documents, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this First Amendment.
(d)    On and after the First Amendment Effective Date, (i) each reference in the Credit Agreement (as amended by this First Amendment) to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment, and this First Amendment and the Credit Agreement as amended by this First Amendment shall be read together and construed as a single instrument, and (ii) the First Incremental Commitments shall constitute part of the “Commitments” and “Total Commitments”.
(e)    Nothing herein shall be deemed to entitle the Borrower, nor the Guarantors to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as amended by this First Amendment or any other Loan Document in similar or different circumstances.

SECTION 7.
Expense Reimbursement and Indemnification. The Borrower hereby confirms that the expense reimbursement and indemnification provisions set forth in Section 11.03 of the Credit Agreement as amended by this First Amendment shall apply to this First Amendment and the transactions contemplated hereby.

SECTION 8.	Amendments; Severability.
(a)    This First Amendment, (i) prior to the First Amendment Effective Date, may not be amended except by an instrument in writing signed by the Security Parties, the Facility Agent and the Lenders and (ii) after the First Amendment Effective Date, may not be amended nor may any provision hereof be waived except in accordance with the provisions of Section 11.02(b) of the Credit Agreement.
(b)    To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

SECTION 9.
Governing Law; Waiver of Jury Trial; Jurisdiction. THIS FIRST AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (including Sections 5-1401 and 5-1402 of the General Obligations Law but otherwise excluding the laws applicable to conflicts or choice of law). The provisions of Sections 11.09(b), 11.09(c), 11.09(d) and 11.10 of the Credit Agreement as amended by this First Amendment are incorporated herein by reference, mutatis mutandis.

SECTION 10.
Headings. Section headings in this First Amendment are included herein for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

SECTION 11.
Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers or attorneys-in-fact, as the case may be, as of the day and year first above written.
BORROWER:
EAGLE BULK ULTRACO LLC

By:    _________________________
Name:
Title:
PARENT:
EAGLE BULK SHIPPING INC., as Parent and Guarantor

By:    _________________________
Name:
Title:

INITIAL GUARANTORS:
GANNET SHIPPING LLC
GOLDEN EAGLE SHIPPING LLC
GREBE SHIPPING LLC
IBIS SHIPPING LLC
IMPERIAL EAGLE SHIPPING LLC
JAY SHIPPING LLC
KINGFISHER SHIPPING LLC
MARTIN SHIPPING LLC
NIGHTHAWK SHIPPING LLC
CAPE TOWN EAGLE LLC
FAIRFIELD EAGLE LLC
MYSTIC EAGLE LLC
SOUTHPORT EAGLE LLC
STONINGTON EAGLE LLC
GROTON EAGLE LLC
ROWAYTON EAGLE LLC
MADISON EAGLE LLC
WESTPORT EAGLE LLC
GREENWICH EAGLE LLC
NEW LONDON EAGLE LLC
HAMBURG EAGLE LLC

By:    _________________________
Name:
Title:

ADDITIONAL GUARANTORS

SYDNEY EAGLE LLC
COPENHAGEN EAGLE LLC
DUBLIN EAGLE LLC

By:    __________________________
Name:
Title:

ABN AMRO CAPITAL USA LLC, as Facility Agent, Security Trustee and Lender

By:	Name: Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	Name: Title:
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender

By:	Name: Title:
DNB CAPITAL LLC, as Lender

By:	Name: Title:
DANISH SHIP FINANCE A/S, as Lender

By:	Name: Title:
NORDEA BANK ABP, NEW YORK BRANCH, as Lender

By:	Name: Title:

ANNEX I

ADDITIONAL YOUNG VESSELS

Vessel	Official Number	IMO Number	Build Year	Owner (Upon Delivery)
1. NAUTICAL MARIE (tbr SYDNEY EAGLE)	8629	9699373	2015	Sydney Eagle LLC
2. NAUTICAL JENNIFER (tbr COPENHAGEN EAGLE)	8612	9699359	2015	Copenhagen Eagle LLC
3. NAUTICAL SIF (tbr DUBLIN EAGLE)	8631	9699323	2015	Dublin Eagle LLC

ANNEX II

FIRST INCREMENTAL COMMITMENTS

Incremental Lenders	First Incremental Commitments
ABN AMRO CAPITAL USA LLC	$6,537,142.86
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$6,537,142.86
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	$6,537,142.86
DNB CAPITAL LLC	$6,537,142.86
DANISH SHIP FINANCE A/S	$4,085,714.29
NORDEA BANK ABP, NEW YORK BRANCH	$4,085,714.29

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